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                                                                  EXHIBIT 10.42

                                PLEDGE AGREEMENT


                          DATED AS OF NOVEMBER 4, 1999


                                      FROM


                               CAREMARK RX, INC.,
                                   AS GRANTOR


                                       TO


                       LASALLE BANK NATIONAL ASSOCIATION,
                                   AS TRUSTEE


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                               TABLE OF CONTENTS

                                                                      PAGE

Section 1.   Grant of Security                                          2

Section 2.   Security for Obligations                                   3

Section 3.   Delivery and Control of Security Collateral
             and Account Collateral                                     3

Section 4.   Maintaining the Trust Account                              4

Section 5.   Investing of Amounts in the Trust Account                  4

Section 6.   Release of Amounts                                         4

Section 7.   Representations and Warranties                             4

Section 8.   Further Assurances                                         5

Section 9.   Place of Perfection; Records                               6

Section 10.  Voting Rights; Dividends; Etc                              6

Section 11.  Transfers and Other Liens; Additional Shares               7

Section 12.  The Trustee's Duties                                       7

Section 13.  Remedies                                                   7

Section 14.  Registration Rights                                        8

Section 15.  Amendments; Waivers; Etc                                   9

Section 16.  Addresses for Notices                                      9

Section 17.  Continuing Security Interest; Release                      9

Section 18.  Governing Law                                             10

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                                PLEDGE AGREEMENT


                  PLEDGE AGREEMENT (this "AGREEMENT") dated as of November 4, 1999 made by CAREMARK RX, INC. (formerly MedPartners, Inc.), a Delaware corporation, with an office at 3000 Galleria Tower, Birmingham, Alabama 35244 (the "GRANTOR"), to LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "TRUSTEE") for the holders of Secured Debt (as defined below) under the Trust Agreement (as defined below).

                            PRELIMINARY STATEMENTS:

                  (1) The Grantor has issued $450,000,000.00 of its 7% Senior Notes due 2006 (the "SENIOR PUBLIC NOTES") pursuant to an Indenture dated as of October 8, 1996 (the "INDENTURE") among the Grantor, as issuer and U.S. Bank National Association, as successor trustee for the holders of the Senior Public Notes.

                  (2) The Grantor has entered into a $1,000,000,000.00 Amended and Restated Credit Agreement dated as of June 9, 1998, as amended and otherwise modified by Amendment and Waiver No. 1 to the Loan Documents dated as of December 4, 1998, Amendment No. 2 to the Loan Documents dated as of January 13, 1999, Amendment No. 3 to the Loan Documents dated as of February 9, 1999, Amendment and Waiver No. 4 to the Loan Documents dated as of March 18, 1999, Amendment and Waiver No. 5 to the Loan Documents dated as of April 1, 1999, Amendment No. 6 to the Loan Documents dated as of April 14, 1999, Amendment No. 7 to the Loan Documents dated as of June 29, 1999, Amendment No. 8 to the Loan Documents dated as of July 9, 1999, Amendment No. 9 to the Loan Documents ("AMENDMENT NO. 9") dated as of August 16, 1999, Amendment No. 10 to the Loan Documents dated as of August 23, 1999, Amendment No. 11 to the Loan Documents dated as of August 30, 1999, and Amendment No. 12 to the Loan Documents dated as of September 14, 1999, (as so amended and as hereafter amended, restated or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined; and, together with the Indenture, the "DEBT INSTRUMENTS") with the financial institutions party thereto from time to time as lenders, swing line banks and issuing banks (such lenders, swing line banks and issuing banks, collectively, the "PRIVATE LENDERS" or the "HOLDERS OF THE BANK DEBT"), Credit Lyonnais New York Branch, The First National Bank of Chicago and Morgan Guaranty Trust Company of New York, as syndication agents, Banc of America Securities LLC (formerly known as NationsBanc Montgomery Securities LLC), as arranger and Bank of America, N.A. (formerly known as NationsBank, N.A.), as administrative agent.

                  (3) Pursuant to Section 3 of Amendment No. 9, the Borrower agreed that as promptly as practicable after it was permitted under the terms of the Credit Agreement it would take all actions necessary to grant a perfected security interest in all of the capital stock of Caremark, for the equal and ratable benefit of the Private Lenders and the holders of the Senior Public Notes (collectively, the "SECURED PARTIES"), to secure, subject to the terms and conditions of this Agreement and the Trust Agreement (as defined below), the payment of all of its obligations owing under the Credit Agreement and the documents delivered in connection therewith (the "BANK DEBT") and the payment of all of its obligations owning under the Senior Public Notes (the Bank Debt and the Senior Public Notes being, collectively, the "SECURED DEBT").


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                  (4) The Grantor and the Trustee have entered into a Trust
Agreement dated as of the date hereof (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "TRUST AGREEMENT").

                  (5) The Grantor is the owner of 100% of the shares (the "PLEDGED SHARES") of common stock, par value $1.00, issued by Caremark, represented by stock certificate #3 for 1,000 shares.

                  (6) The Grantor has opened a trust account (the "TRUST ACCOUNT") with the Trustee at its office at Chicago, Illinois, Account No. 60-8373-00-7, in the name of "Caremark Rx, Inc. Trust Account" but under the sole control and dominion of the Trustee and subject to the terms of this Agreement.

                  (7) Unless otherwise defined in this Agreement or in the Trust Agreement, terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. UNIFORM COMMERCIAL CODE") are used in this Agreement as such terms are defined in such Article 8 or 9.

                  NOW, THEREFORE, in consideration of the premises and in order to fulfill its obligations under Amendment No. 9 and the Indenture, the Grantor hereby agrees with the Trustee for its benefit and the equal and ratable benefit of the Secured Parties as follows:

                  Section 1. Grant of Security. The Grantor hereby assigns and pledges to the Trustee for its benefit and the equal and ratable benefit of the Secured Parties, and hereby grants to the Trustee for its benefit and the equal and ratable benefit of the Secured Parties a security interest in, the following (collectively, the "COLLATERAL"):

                  (a)      all of the following (the "SECURITY COLLATERAL"):

                           (i) the Pledged Shares and the certificates
                  representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

                           (ii) all additional shares of stock of Caremark from
                  time to time acquired by the Grantor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

(a)               all of the following (collectively, the "ACCOUNT COLLATERAL"):

(i) the Trust Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Trust Account;

(i) all Collateral Investments (as hereinafter defined) from time to time and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Investments;

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(ii)              all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee for or on behalf of the Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(i) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

(a) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (b) of this Section 1).

                  Section 2. Security for Obligations. This Agreement secures the payment of all obligations of the Grantor now or hereafter existing under the Debt Instruments, whether for principal, interest, fees, expenses or otherwise (all such Obligations being the "SECURED OBLIGATIONS").

                  Section 3. Delivery and Control of Security Collateral and Account Collateral. (a) All certificates or instruments representing or evidencing Security Collateral or Account Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. For the better perfection of the Trustee's rights in and to the Security Collateral and the Account Collateral, the Grantor shall forthwith, upon the pledge of any Security Collateral or Account Collateral hereunder, cause such Security Collateral or Account Collateral to be registered in the name of the Trustee or such of its nominees as the Trustee shall direct, subject only to the revocable rights specified in Section 10(a). In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral or Account Collateral for certificates or instruments of smaller or larger denominations.

                  (b) With respect to any Security Collateral that constitutes a security and is not represented or evidenced by a certificate or an instrument, the Grantor shall cause the issuer thereof either (i) to register the Trustee as the registered owner of such security or (ii) to agree in writing with the Grantor and the Trustee that such issuer will comply with instructions with respect to such security originated by the Trustee without further consent of the Grantor, such agreement to be in form and substance satisfactory to the Trustee.

                  (c) With respect to any Security Collateral that constitutes a security entitlement, the Grantor shall cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Trustee as having such security entitlement against such securities intermediary or (ii) to agree in writing with the Grantor and the Trustee that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which the Grantor has a security entitlement) originated by the Trustee without further consent of the Grantor, such agreement to be in form and substance satisfactory to the Trustee.

(a) With respect to any Security Collateral that constitutes a securities account, the Grantor will, in the case of a securities account, comply with subsection (c) of this Section 3 with respect to all security entitlements carried in such securities account.


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                  Section 4. Maintaining the Trust Account. Until the
termination pursuant to Section 17 of the security interest granted herein:

                  (a) The Grantor will maintain the Trust Account with the Trustee.

                  (b) It shall be a term and condition of the Trust Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Trust Account, and except as otherwise provided by the provisions of Sections 6 and Section 13, that no amount (including interest on Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Grantor or any other Person from the Trust Account.

The Trust Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

Section 1. Investing of Amounts in the Trust Account. If directed in writing by the Grantor, the Trustee will, subject to the provisions of Sections 6 and 13 hereof, from time to time invest amounts on deposit in the Trust Account as permitted by Section 3.3 of the Trust Agreement (such investments being the "COLLATERAL INVESTMENTS"). Interest and proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the Trust Account.

Section 1. Release of Amounts. If in its sole discretion it elects to do so, the Trustee may pay and release to the Grantor or at its order and at the request of the Grantor, the amount, if any, by which the credit balance of the Trust Account exceeds all amounts then due and payable under the Debt Instruments together with all accrued and unpaid fees under the Trust Agreement.

Section 1. Representations and Warranties. The Grantor represents and warrants as follows:

(a) The principal place of business and chief executive office of the Grantor is located at the address first specified above for the Grantor.

(a) The Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien, except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Trustee relating to this Agreement. The Grantor has no trade names.

(a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

(a) The Pledged Shares constitute 100% of the issued and outstanding shares of stock of Caremark.

(a) (1) The possession by the Trustee of the certificates representing the Pledged Shares, together with undated stock power executed in blank, creates a valid and perfected first priority security interest in such Pledged Shares and (2) the pledge of the Security Collateral pursuant to this Agreement, the pledge and assignment of the Account Collateral pursuant hereto, and the filing of a


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financing statement in favor of the Trustee with the Secretary of State of the
State of Alabama, create a valid and perfected first priority security interest in the Collateral, in each case securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

(a) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by the Grantor of the assignment and security interest granted hereby, for the pledge by the Grantor of the Security Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by the Grantor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment or security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements have been or will be duly filed, or (iii) for the exercise by the Trustee of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

(a) Further Assurances. The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Trustee may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will: (i) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Trustee hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Trustee; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Trustee may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

(a) The Grantor hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(a) The Grantor will furnish to the Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

Section 1. Place of Perfection; Records. The Grantor shall keep its principal place of business and chief executive office and the office where it keeps its records concerning the Collateral, at the location therefor specified in Section 7(a) or, upon 30 days' prior written notice to the Trustee, at such other locations in a jurisdiction where all actions required by Section 8 shall have been taken with respect to the Collateral. The Grantor will hold and preserve such records and will permit representatives of the Trustee upon reasonable notice and during normal business hours to inspect and make abstracts from such records.

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(a)               Voting Rights; Dividends; Etc.  So long as no Actionable
Default (as defined in the Trust Agreement) shall have occurred and be continuing:

(i) The Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Debt Instruments.

(i) The Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral; provided, however, that any and all

(A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

(A) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution, and

(A) cash paid, payable or otherwise distributed in exchange for any Security Collateral shall be, and shall be forthwith delivered to the Trustee to hold as, Security Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Grantor and be forthwith delivered to the Trustee as Security Collateral in the same form as so received (with any necessary indorsement).

(i) The Trustee shall execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(a) Upon the occurrence and during the continuance of an Actionable Default (as defined in the Trust Agreement):

(i) All rights of the Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 10(a)(i) shall, upon notice to the Grantor by the Trustee, cease and (y) to receive the dividends and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 10(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends and other distributions.

(i) All dividends and other distributions that are received by the Grantor contrary to the provisions of paragraph (i) of this Section 10(b) shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Trustee as Security Collateral in the same form as so received (with any necessary indorsement).


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(a)               Transfers and Other Liens; Additional Shares. The Grantor
shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created by this Agreement.

(a) The Grantor shall (i) cause Caremark not to issue any stock or other securities in addition to or in substitution for the Pledged Shares, except to the Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of Caremark.

Section 1. The Trustee's Duties. The powers conferred on the Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Security Collateral, whether or not the Trustee or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Trustee accords its own property.

Section 1. Remedies. If any Actionable Default (as defined in the Trust Agreement) shall have occurred and be continuing:

(a) The Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the N.Y. Uniform Commercial Code (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee that is reasonably convenient to both parties and
(ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or of the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(a) All cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be deposited into the Trust Account and may, in the discretion of the Trustee, be held by the Trustee as collateral for, and/or then or at any time thereafter applied in whole or in part by the Trustee against the Secured Obligations as provided in Section 3.4 of the Trust Agreement.

(a) The Trustee may exercise any and all rights and remedies of the Grantor in respect of the Collateral.

(a) All payments received by the Grantor in respect of the Collateral shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Trustee in the same form as so received (with any necessary indorsement).

(a) The Trustee may, without notice to the Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the Trust Account or any part thereof.

Section 1. Registration Rights. If the Trustee shall determine to exercise its right to sell all or any of the Security Collateral pursuant to
Section 13, the Grantor agrees that, upon request of the Trustee, the Grantor will, at its own expense:

(a) execute and deliver, and cause each issuer of the Security Collateral contemplated to be sold, if such issuer is a subsidiary of the Grantor, and the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Trustee, advisable to register such Security Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(a) use its best efforts to qualify the Security Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Security Collateral, as requested by the Trustee;

(a) cause each such issuer that is a subsidiary of the Grantor to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act;

(a) provide the Trustee with such other information and projections as may be necessary or, in the opinion of the Trustee, advisable to enable the Trustee to effect the sale of such Security Collateral; and

(a) do or cause to be done all such other acts and things as may be necessary to make such sale of the Security Collateral or any part thereof valid and binding and in compliance with applicable law.

The Trustee is authorized, in connection with any sale of the Security Collateral pursuant to Section 13, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to clause (a) above, (ii) any information and projections provided to it pursuant to clause (d) above and (iii) any other information in its possession relating to the Security Collateral.

                  Section 15. Amendments; Waivers; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Trustee to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                  Section 16. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and, mailed, telecopied or delivered to the Grantor or to the Trustee, as the case may be, in each case addressed to it at its address specified in the Trust Agreement or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall be deemed to have been duly given or made, when delivered by hand or five Business Days after being deposited in the mail, postage prepaid, or when telecopied, receipt acknowledged; provided, however, that any notice, request, demand or other communication to the Trustee shall not be effective until received.

                  Section 17. Continuing Security Interest; Release. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the release of Collateral as provided in Section 6.1 of the Trust Agreement, (b) be binding upon the Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Secured Parties and their respective successors, transferees and assigns.

                  Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

             [The remainder of this page intentionally left blank.]

                  IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              CAREMARK RX, INC.



                              By         /s/ Peter J. Clemens IV
                                  Title:  SVP Finance & Treasurer





                              LASALLE BANK NATIONAL ASSOCIATION,
                                       AS TRUSTEE



                              By         /s/ Russell C. Bergman
                                  Title:  Vice President